EXHIBIT 10.13


MEMORANDUM OF AGREEMENT executed at the City of Montreal, Province of Quebec, as of the 18th day of July, 2000.


BETWEEN: OPTIMAL ROBOTICS CORP., a body politic and corporate, having its head office and place of business at 4700 de la Savane, Suite 101, Montreal, Quebec, H4P 1T7


                                   (hereinafter called the "Company")


AND: LEON P. GARFINKLE, Attorney, residing at 5616 Edgemore, Cote Saint-Luc, Quebec, H4W 1V5

                                   (hereinafter called the "Executive")


     WHEREAS the Executive has agreed to serve the Company as its Senior Vice-President, General Counsel and Secretary; and

     WHEREAS the Company and the Executive desire to enter into a formal employment agreement, the whole subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1. The preamble hereto shall form an integral part hereof as if herein set forth at length.

2. The Executive agrees to serve the Company as its Senior Vice-President, General Counsel and Secretary and to perform those functions, subject to such modifications of said functions and to such directives as may be communicated to the Executive from time to time by the Board of Directors of the Company (the "Board").

   The term of the Executive's employment with the Company (the "Term") shall be for an indefinite duration and, subject to the provisions of sections 7, 8, 9 and 10 hereof, the Executive's employment with the Company may be terminated by either party upon 120 days prior written notice to the other party.

3. The Executive agrees to devote his full time, attention, skill and efforts to the performance of his duties as they may from time to time be determined pursuant to the terms of this agreement. The Executive further covenants that he will faithfully perform those duties which are assigned to him to the best of his ability and that he will not engage in any other act of business, subject only to his right to engage in activities directly relating to passive investments by the Executive which do not materially interfere with the Executive's duties and responsibilities pursuant to this agreement.

4. The Company agrees to pay to the Executive, during the Term, a minimum salary of Cdn. $180,000 per annum, said amount to be payable in equal, bi-weekly installments or otherwise as in accordance with the payroll policy of the Company, from time to time, less such deductions or amounts to be withheld by the Company as required by law.


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5. The Company shall also pay to the Executive an annual bonus (the "Recognition
Bonus") in respect of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2000. The Recognition Bonus shall not be less than fifteen percent (15%) of the minimum salary paid or payable to the Executive in respect of such fiscal year. The Recognition Bonus in respect of each fiscal year shall be paid to the Executive on the next following day on which an installment of his minimum salary is payable, after the end of such fiscal year (the "Bonus Payment Date"). The amount of the Recognition Bonus shall be paid to the Executive net of any deductions or amounts to be withheld by the Company as required by law.

6. The Executive shall be entitled to an annual vacation period which is in keeping with the vacation policy of the Company, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company.

7. In the event that the Company shall terminate the employment of the Executive, other than for cause or due to the death or Disability of the Executive, or in the event that the Executive terminates his employment with the Company for Good Reason (as hereinafter defined) within six months following a Change of Control (as hereinafter defined) of the Company, the Company shall forthwith pay to the Executive an amount (the "Termination Payment") equal to three times, the aggregate of (i) the then current annual minimum salary payable to the Executive, pursuant to section 4 hereof; and (ii) the most recent Recognition Bonus paid to the Executive, pursuant to section 5 hereof.

   For the purposes hereof, "Good Reason" shall mean the express or constructive demotion of the Executive, the diminishment of his authority or responsibility as a senior executive of the Company or a change in the Executive's duties or the scope of such duties, and "Change of Control" shall mean the occurrence of either (a) the acquisition by an arm's length third party, directly or indirectly, by way of take-over bid, merger or other similar procedure, of outstanding shares of the Company representing more than thirty percent (30%) of the votes attaching to all outstanding voting shares of the Company, or (b) one-third or more of the members of the Board consisting of persons other than Current Directors (and for these purposes a "Current Director" shall mean any member of the Board elected at or continuing in office after, the 2000 annual meeting of shareholders of the Company, any successor of a Current Director who has been approved by a majority of the Current Directors then on the Board, and any other person who has been approved by a majority of the Current Directors then on the Board). The parties agree that in the event that the Company shall fail to pay or otherwise perform its obligations in favour of the Executive pursuant to this section 7 and such obligations are successfully enforced by the Executive following the institution of legal proceedings, the Company shall reimburse to the Executive all of his costs and expenses (including legal fees and disbursements) which have been incurred by the Executive in order to enforce such obligations.

8. In the event that the Company shall terminate the employment of the Executive for cause, the Executive shall not be entitled to a notice period or to any compensation, payment or damages in lieu of notice.

9. If the Executive shall die or shall voluntarily resign from his employment with the Company (other than in the circumstances provided in section 7 hereof), the Company shall have no further obligation hereunder except to pay to the Executive (or his succession, as the case may be) any accrued but unpaid minimum salary, Recognition Bonus and statutory vacation pay.

10. In the event that the Company shall terminate the employment of the Executive due to the Disability of the Executive, the Executive shall be entitled to payment of any accrued but unpaid minimum annual salary, Recognition Bonus and statutory vacation pay, as well as his minimum annual salary for a period of 12 months from the date of notice for termination.

    For the purposes of this agreement, the Executive shall be deemed to have suffered a Disability when:

      (i) he has, by reason of physical or mental disability, been unable for a continuous period of twelve (12) months to carry on, on a


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            full-time basis, substantially all business duties and
            responsibilities for which he was employed in the same manner and to the same extent as such duties and responsibilities were carried on by the Executive prior to the occurrence of the disability; or

      (ii) a medical doctor shall have certified in writing that, by reason of mental or physical disability, it is unlikely that he will be able, within twelve (12) months, to resume carrying on, on a full-time basis, substantially all business duties and responsibilities for which he was employed.

11. For the purposes of sections 9 and 10 hereof:

      (i) accrued but unpaid vacation pay shall be paid to the Executive forthwith following termination of his employment with the Company;

      (ii) Recognition Bonus in respect of the fiscal year in which the Executive's employment is terminated shall be deemed to accrue on a daily basis and shall be paid to the Executive on the next following Bonus Payment Date;

      (iii) accrued but unpaid minimum annual salary, payable in accordance with section 9 hereof, shall be paid forthwith following the termination of the Executive's employment with the Company; and

      (iv) minimum annual salary payable in accordance with section 10 hereof shall be paid to the Executive in accordance with the normal payroll practices of the Company,

all such amounts to be paid to the Executive (or his succession, as the case may be) net of any deductions or amounts to be withheld by the Company as required by law.

12. The Executive shall be entitled to participate in all health, life, dental and other insurance plans, if any, as may be maintained by the Company from time to time for the benefit of its senior executives.

13. The Company shall reimburse to the Executive all reasonable out-of-pocket expenses actually and properly incurred by him in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information that the Company may reasonably require.

14. The Executive hereby acknowledges and agrees that, during the Term and at all times thereafter, the Executive will hold in confidence all matters and things relating to the business of the Company or any of its subsidiaries or affiliates of which the Executive has acquired knowledge or may acquire knowledge during his employment with the Company including, without limitation, all records, papers, documents, budgets, sketches, drawings, specifications, formulae, correspondence, cost data, estimates, market surveys, suppliers' lists and prices, manufacturers' lists and prices, customers' lists and prices, sales, production, purchasing or financial information of any kind or description or any trade secrets or any proprietary information of the Company, its subsidiaries and affiliates (all of the foregoing being herein collectively called the "Materials"); and the Executive will not, without the written consent of the Company, except as may be required in the fulfillment of his duties as an employee of the Company, use any Materials for any purpose other than the business purposes of the Company and/or its subsidiaries or affiliates. Without limiting the generality of the foregoing, the Executive will not, without the written consent of the Company, disclose or authorize anyone else to disclose to any person any confidential information or trade secrets relating to the business of the Company and/or any of its subsidiaries or affiliates, including, without limitation, any Materials.

15. The Executive hereby acknowledges that the Company has all rights to possession of and title to all Materials and any copies, extracts and summaries thereof and other confidential information originating during the Term or which


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may come into his possession in any way during the Term which relates to the business of the Company or any of its subsidiaries or affiliates, and the Executive further agrees to deliver all of the foregoing promptly to the Company on the date on which he ceases to be employed hereunder or at any other time the Company may request, and not to make or permit to be made, except for the sole use or benefit of the Company and its subsidiaries and affiliates, any copies, abstracts or summaries thereof.

16. The Executive hereby covenants and agrees that, during the Term, or at any time until the expiry of two years from the termination of his employment with the Company for any reason, the Executive will not engage the services of nor solicit, interfere with or endeavor to entice away any employee of the Company or its subsidiaries or affiliates.

17. The Executive agrees that, except as an employee of the Company, he shall not, during the Term or at any time during the Non-Competition Period (as hereinafter defined), either individually or as an employee or director of or consultant to, or in partnership or otherwise in connection with, any person, firm, association, syndicate, company or corporation, directly or indirectly, carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with any person, firm, association, syndicate, company or corporation engaged in or concerned with or interested in, any business which is the same as or similar to or in competition in a material way with any of the businesses which are carried on by the Company, its subsidiaries or affiliates during the Term or at the date of termination of the Executive's employment with the Company, the whole in any Restricted Area (as hereinafter defined); provided, however, that the foregoing prohibition shall not preclude the passive investment by the Executive in a maximum of five percent (5%) of the outstanding securities of any corporation listed on a recognized stock exchange or traded on an over-the-counter market.

    The Executive acknowledges that he has been engaged by the Company hereunder for the express purpose of promoting and developing the business of the Company and that the restrictions set forth in this section 17 are essential conditions to the execution of this agreement by the Company, without which the Company would not have entered into this agreement. The Executive furthermore acknowledges that the compensation provided to him hereunder will be paid partially in consideration of his undertakings as contained in this section 17. The Executive expressly acknowledges that the restrictions set forth in this section 17 are reasonable and valid.

    For the purposes hereof:

    (a) the "Non-Competition Period" means the period commencing on the date hereof and expiring on the second anniversary of the date upon which the Executive ceases to be employed by the Company; and

    (b)    "Restricted Area" means Canada and the United States of America.

18. The Executive agrees that, in the event that a court determines that there exists any actual or threatened breach by the Executive of any of the covenants or agreements contained in sections 14, 15, 16 or 17 hereof, such breach shall cause the Company irreparable damage and, accordingly, without prejudice to any and all other rights and recourses of the Company, the Company shall have the right to enforce the terms and provisions thereof by means of compelling specific performance and/or by means of interim and final injunctive relief and without limiting the generality of the foregoing, the Executive hereby expressly consents to the granting of an interim and final injunction by a court of competent jurisdiction for the purposes of enforcing the provisions of the said sections 14, 15, 16 or 17 hereof.

    In the event this agreement is breached, the parties shall, except as otherwise provided herein, be entitled to all rights and remedies available at law.


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19. Any notice, demand, request, consent or other communication given or required to be given to a party hereunder shall be in writing and shall be delivered in person or sent by registered mail, postage prepaid, and shall be addressed to such party at its address set forth on the first page hereof.

    Any such notice, demand, request, consent or other communication shall be conclusively deemed to have been given or made on the day upon which the same is received, if delivered, or on the third business day after the deposit thereof in the mail, if mailed as aforesaid. A party may at any time give notice in writing in the manner aforesaid to the other party of any change of address of the party giving such notice.

20. This agreement shall be construed and interpreted in accordance with the laws in force in the Province of Quebec, as such laws may be in effect from time to time.

21. If any provision of this agreement shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision and all other provisions hereof shall continue in full force and effect.

22. This agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns.

23. No failure or delay on the part of a party in exercising any power or right hereunder shall operate as waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or future exercise thereof, nor the exercise of any other right or power hereunder. No modification or waiver of any provision of this agreement nor consent to any departure by either party herefrom shall in any event be effective unless the same shall be in writing.

24. This agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This agreement supersedes all prior agreements and understandings with respect to the subject matter hereof.

25. The parties declare that they have required that this agreement and all documents relating hereto, either present or future, be drawn in the English language; les parties declarent par les presentes qu'ils exigent que cette entente et tous les documents y afferents, soient, pour le present ou le futur, rediges dans la langue anglaise.

IN WITNESS WHEREOF, the parties hereto have executed the present agreement on the date first hereinabove mentioned.


                                  OPTIMAL ROBOTICS CORP.


                                  PER: /s/ Holden L. Ostrin
                                       --------------------
                                       HOLDEN L. OSTRIN


                                  /s/ Leon P. Garfinkle
                                  ---------------------
                                  LEON P. GARFINKLE


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